Exhibit 99.1

                             MONSTERDAATA.COM, INC.
                             1999 STOCK OPTION PLAN

1. ESTABLISHMENT, PURPOSE AND TERM OF THE PLAN.

      1.1 Establishment. The MonsterDaata.com, Inc. 1999 Stock Option Plan (the "Plan") is hereby established effective as of June 15, 1999 (the "Effective Date").

      1.2 Purpose. The purpose of the Plan is to advance the interests of MonsterDaata.com, Inc. (the "Company"), a Delaware corporation, and its shareholders by providing an incentive to recruit, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.

      1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Common Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, within 10 years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company. Notwithstanding the foregoing, if the maximum number of shares of Common Stock issuable pursuant to the Plan as provided in
Section 3.1 has been increased at any time, all Options shall be granted, if at all, no later than the last day preceding the 10th anniversary of the earlier of
(a) the date on which the latest such increase in the maximum number of shares of Common Stock issuable under the Plan was approved by the shareholders of the Company or (b) the date such amendment was adopted by the Board.

2. DEFINITIONS AND CONSTRUCTION. Whenever used herein, the following terms shall have their respective meaning set forth below:

      (a) "Administrator" means the Compensation Committee and/or any other duly appointed committee of the Board.

      (b) "Affiliate" means an entity (including a partnership or limited liability company) in which the Company, directly or indirectly through any subsidiary, owns an equity interest, but which entity is not a Subsidiary.

      (c) "Board" means the Board of Directors of the Company.

      (d) "Code" means the Internal Revenue Code of 1986, as amended.

      (e) "Common Stock" means the Common Stock of the Company.

      (f) "Compensation Committee" means the committee, duly appointed by the Board, composed of at least two disinterested Directors who shall not be (i) employees of the Company, (ii) former employees of the Company still receiving consideration for past services, (iii) former officers of the Company or (iv) receiving remuneration from the Company in any capacity other than as a Director of the Company. If there is no Compensation Committee appointed by the Board (or if the Board shall terminate an existing Compensation Committee), then the Compensation Committee for purposes of the Plan shall be the entire Board.
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      (g) "Consultant" means any person, including a Director, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services to or for the benefit of the Company and is compensated for such services.

      (h) "Director" means a member of the Board.

      (i) "Disability" means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more.

      (j) "Employee" means any person treated as an employee (including officers and directors who are treated as employees) in the records of the Company and who is subject to the control and direction of the Company with regard to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company to a Director shall not be sufficient to constitute "employment" of the Director by the Company.

      (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (l) "Expiration Date" means the date on which the Options expire under the Plan in accordance with Section 6.2 hereof.

      (m) "Fair Market Value" means, as of any date, the fair market value of Common Stock determined as follows:

            (i) If the Common Stock is at the time listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value shall be deemed equal to the average of the closing selling price per share of Common Stock for the last five trading days for which such quotation exists before the date of determination, as such prices are reported in "The Wall Street Journal" or such other source as the Compensation Committee deems reliable.

            (ii) If the Common Stock is at the time traded on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value shall be the average of the mean between the bid and asked prices for the Common Stock for the last five days for which such quotation exists before the date of determination; or

            (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

      (n) "Incentive Option" means an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

      (o) "NASD" means the National Association of Securities Dealers, Inc.

      (p) "Option" means an Incentive Option or a Nonstatutory Option.

      (q) "Nonstatutory Option" means an option not intended to qualify as an Incentive Option, as designated in the applicable written option agreement.

      (r) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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      (s) "Participants" mean Employees or Consultants of the Company eligible to participate in the Plan.

      (t) "Reporting Person" means an officer, director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3.

      (u) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

      (v) "Service" means the absence of any interruption or termination of service as an Employee or Consultant. Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Service as an Employee or Consultant.

      (w) "Share" means a share of the Common Stock, as adjusted in accordance with Section 8 of the Plan.

      (x) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (y) "Taxes" shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Nonstatutory Options or unvested shares of Common Stock in connection with the exercise of those options.

3. STOCK SUBJECT TO THE PLAN.

      3.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in the provisions of Section 8, the maximum aggregate number of Shares that may be issued under the Plan shall be 1,750,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock or combination thereof. If an outstanding Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares which are retained by the Company upon exercise of an Option in order to satisfy the exercise or purchase price for such Option, or any withholding taxes due with respect to such exercise, shall be treated as not issued and shall continue to be available under the Plan.

4. ADMINISTRATION.

      4.1. Administration. The Plan shall be administered by the Administrator. All questions of interpretation of the Plan or of any Option shall be determined by the Administrator, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided
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the officer has apparent authority with respect to such matter, right, obligation, determination or election or has otherwise been provided with the actual authority by resolution of the Board.

      4.2. Powers of the Administrator. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Administrator shall have the full and final power and authority, in its sole discretion:

            (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be subject to each Option.

            (b) to designate Options as Incentive Options or Nonstatutory
Options;

            (c) to determine the Fair Market Value of Shares or other property;

            (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any Shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for Shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option of such Shares, including by the withholding or delivery of Shares, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any Shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Participant's termination of employment or service with the Company on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such Shares not inconsistent with the terms of the Plan;

            (e) to approve one or more forms of Option agreements;

            (f) to amend, modify, extend, or renew, or grant a new Option in substitution for any Option or to waive any restrictions or conditions applicable to any Option or any Shares acquired upon the exercise thereof;

            (g) to amend the exercisability of any Option or the vesting of any Shares acquired upon the exercise thereof, including with respect to the period following a Participant's termination of employment or Service with the Company;

            (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Administrator deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options;

            (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Administrator may deem advisable to the extent consistent with the Plan and applicable law;

            (j) to interpret the Plan; and

            (k) to make all determinations deemed necessary or advisable for the administration of the Plan.

      4.3 Disinterested Administration. With respect to participation by Reporting Persons in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange

Act, the Plan shall be administered in compliance with the "disinterested administration" requirements of Rule 16b-3.

      4.4 Indemnification and Reimbursement. Service as a member of the Compensation Committee or any other duly appointed committee shall constitute service as a Board member, and such members shall accordingly be entitled to full indemnification and reimbursement as Board members for their service as members of the Compensation Committee or any other duly appointed committee. No Compensation Committee or other duly appointed committee member shall be liable for any act or omission made in good faith with respect to the Plan or any Option grants under the Plan.

      4.5 Finality of Decisions. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Options.

5. ELIGIBILITY AND OPTION LIMITATIONS.

      5.1 Persons Eligible for Options. The Participants eligible to participate in the Plan are Employees, Consultants, and Directors of the Company. For purposes of the foregoing sentence, "Employees" shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Company, and "Consultants" shall include prospective Consultants to whom Options are granted in connection with written offers of engagement with the Company. Incentive Options may be granted only to Employees, provided that Employees of an Affiliate shall not be eligible to receive Incentive Options. An Employee, Consultant or Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

      5.2 Type of Option. Each Option shall be designated in the written Option agreement as either an Incentive Option or a Nonstatutory Option.

      5.3 Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Option. An Incentive Option granted to a prospective Employee upon the condition that such person becomes an Employee shall be deemed granted effective on the date such person commences Service with the Company, with an exercise price determined as of such date in accordance with Section 6.1.

      5.4 Fair Market Value Limitation. To the extent that the aggregate Fair Market Value of stock with respect to which Options designated as Incentive Options are exercisable by a Participant for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Nonstatutory Options. For purposes of this Section 5.4, Options designated as Incentive Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Option in part and as a Nonstatutory Option in part by reason of the limitation set forth in this Section 5.4, the Participant may designate which portion of such Option the Participant is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Option portion of the Option first.

6. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by written Option agreements specifying the number of Shares covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

      6.1 Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Compensation Committee; provided, however, that (a) the exercise price per share for an Incentive Option shall be not less than the Fair Market Value of a Share on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Option shall be not less than 85% of the Fair Market Value of a Share on the effective date of grant of the Option, and (c) no Option granted to a Reporting Person shall have an exercise price per share less than 110% of the Fair Market Value of a Share on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Option or a Nonstatutory Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another Option in a manner qualifying under the provisions of Section 424(a) of the Code.

      6.2 Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Administrator and set forth in the Option agreement evidencing such Option; provided, however, that
(a) no Option shall be exercisable after the expiration of 10 years after the effective date of grant of such Option, (b) no Incentive Option granted to a Reporting Person shall be exercisable after the expiration of 5 years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences service with the Company.

      6.3 Payment of Exercise Price.

            (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of Shares being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent,
(ii) by tender to the Company of shares of Common Stock owned by the Participant having a Fair Market Value (as determined by the Administrator without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by the Participant's promissory note in a form approved by the Administrator, (v) by such other consideration as may be approved by the Administrator from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option agreement described in Section 4.2(e), or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

            (b) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Common Stock to the extent such tender of Common Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Common Stock unless such shares either have been owned by the Participant for more than 6 months or were not acquired, directly or indirectly, from the Company.

            (c) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

            (d) Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Administrator shall determine at the time the Option is granted. The Administrator shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Common Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. If the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

      6.4 Tax Withholding.

      (a) At the discretion of the Administrator, Participants may satisfy withholding obligations as provided in this paragraph. When a Participant incurs federal, state, local and foreign taxes, if any, required by law to be withheld tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by one or some combination of the following methods: (i) by cash payment, or (ii) out of Participant's current compensation, (iii) if permitted by the Administrator, in its discretion, by surrendering to the Company shares of Common Stock that (A) in the case of shares previously acquired from the Company, which have been owned by the Participant for more than six months on the date of surrender, and
(B) have a Fair Market Value on the date of surrender equal to or less than Participant's marginal tax rate times the ordinary income recognized, or (iv) by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise of the Option, if any, that number of shares having a Fair Market Value equal to the amount required to be withheld. For this purpose, the Fair Market Value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

      (b) Any surrender by a Reporting Person of previously owned shares of Common Stock to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3.

      (c) All elections by an Participant to have shares of Common Stock withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

            (i) the election must be made on or prior to the applicable Tax
      Date;

            (ii) once made, the election shall be irrevocable as to the particular shares of Common Stock of the Option as to which the election is made; and

            (iii) all elections shall be subject to the consent or disapproval of the Administrator.

      (d) In the event the election to have shares of Common Stock withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of shares of Common Stock on the Tax Date.

      6.5. Limitation on Grants to Employees. Subject to adjustment as provided in Section 8 of this Plan, the maximum number of Shares which may be subject to Options granted to any one Employee under this Plan for any fiscal year of the Company shall be 500,000.

7. EXERCISE OF OPTIONS.

      7.1. Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, and reflected in the written Option agreement, which may include vesting requirements and/or performance criteria with respect to the Company and/or the Participant. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 6.3 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) appropriate stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 of the Plan.

      7.2. Effect of Exercise. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.

      8.1. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, the maximum number of Shares for which Options may be granted to any Employee under Section
6.5 of the Plan and the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

      8.2. Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, all Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Participant the right to exercise his or her Option as to all or any part of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the Option as to some or all of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant that the Option shall be exercisable for a period of 30 days from the date of such notice, and the Option will terminate upon the expiration of such period.

9. TERMINATION OF SERVICE. Unless otherwise provided in an individual Option agreement between the Participant and the Company, the following provisions shall govern the exercise of any vested Options under the Plan held by the Participant at the time the Participant ceases to remain in Service:

      9.1. Death. Should the Participant die while such Options are outstanding, then the personal representative of the Participant's estate or the person or persons to whom such Options are transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution shall have the right to exercise such Options; provided that such right shall lapse and such Options shall cease to be outstanding upon the earlier of (i) the expiration of the one-year period measured from the date of the Participant's death or (ii) the Expiration Date.

      9.2. Disability. Should the Participant cease to remain in Service by reason of Disability while such Options are outstanding, then the Participant shall have a period of one year (commencing with the date of such cessation of Service) during which to exercise such Options; provided that in no event shall such Options be exercisable at any time after the Expiration Date.

      9.3. Termination. Should the Participant cease to remain in Service for any reason (other than death, Disability or termination for cause pursuant to the terms of any employment or other agreement with the Company) while such Options are outstanding, then the Participant shall, subject to the discretion of the Administrator, have a period of 30 days (commencing with the date of such cessation of Service) during which to exercise such Options; provided that in no event shall such Options be exercisable at any time after the Expiration Date.

      9.4. Termination for Cause. Should the Participant be terminated for cause pursuant to the terms of any employment or other agreement with the Company while such Options are outstanding, then as of the date of such termination, the Participant shall not be entitled to exercise any such Options.

      9.5. Limitations on Exercisability. During the limited period, if any, of post-Service exercisability under this Section 9, an Option may not be exercised in the aggregate for more than the number of vested Option Shares for which the Option has vested and is exercisable at the time of the Participant's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, all Options shall terminate and cease to be outstanding for any vested Option Shares for which the Option has not been exercised. To the extent the Participant is not vested in the Option Shares at the time of the Participant's cessation of Service, such Option shall immediately terminate and cease to be outstanding with respect to those Shares.

      9.6. Extension of Exercise Period. The Administrator shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

            (a) extend the period of time for which the Option is to remain exercisable following the Participant's cessation of Service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

            (b) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option is exercisable at the time of the

Participant's cessation of Service, but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.

      9.7. Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

      9.8. Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

10. LIMITED TRANSFERABILITY OF OPTIONS.

      10.1. Assignability and Transfers. During the lifetime of the Employee, Incentive Options shall be exercisable only by the Employee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Employee's death. However, a Nonstatutory Option may, in connection with the Participant's estate plan, be assigned in whole or in part during the Participant's lifetime to one or more members of the Participant's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate.

      10.2. Compliance. In accordance with the United States securities laws, any Participant who has received material, non-public information from an issuer such as the Company, directly or indirectly, is under certain circumstances prohibited from purchasing or selling the securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and that violation of such prohibition may involve severe civil and criminal penalties. Without prejudice to the foregoing, each Participant may be required, in its individual agreement governing the terms and conditions of the Options granted by the Company to the Participant (which shall be entered into following the grant of such Options by the Compensation Committee), to acknowledge that it will comply with the Company's policies regarding insider trading, including, without limitation, any policies related to blackout periods or window periods, with respect to the Shares issuable upon exercise of the Options.

      10.3. Constructive Sales. In addition, the Participant shall not directly or indirectly, through related parties or otherwise trade, offer, pledge, sell, contract to sell, "short" or "short against the box" (as those terms are generally understood in the securities markets), or otherwise directly or indirectly (through derivative instruments or otherwise) dispose of or hedge, any securities of the Company issuable upon exercise of such Participant's Options (prior to the time that an exercise of such Participant's Options has occurred and the Optionee has received the applicable Shares pursuant to such exercise). The foregoing provision may, at the discretion of the Board, be reflected in the individual agreements governing the terms and conditions of the Options granted by the Company to the Participants (which shall be entered into following the grant of such Options by the Compensation Committee).

11. AMENDMENT AND TERMINATION OF THE PLAN.

      11.1. Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 16 of the Plan:

      (i) any increase in the number of Shares subject to the Plan, other than an adjustment under Section 8 of the Plan;

      (ii) any change in the designation of the class of persons eligible to be granted Options; or

      (iii) any change in the limitation on grants to Employees as described in
Section 5.1 of the Plan or other changes which would require shareholder approval to qualify Options granted hereunder as performance-based compensation under Section 162(m) of the Code.

      11.2. Shareholder Approval. If any amendment requiring shareholder approval under Section 11.1 of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 16 of the Plan.

      11.3. Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company.

12. USE OF PROCEEDS. Any cash proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

13. REGULATORY APPROVALS.

      13.1. Implementation. The implementation of the Plan, the granting of any Option under the Plan and the issuance of any Shares upon the exercise of any granted Option shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the Shares issued pursuant to it.

      13.2. Delivery of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan and the requirements of any stock exchange listing the Shares, NASDAQ and/or the NASD, if applicable. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

14. NO EMPLOYMENT/SERVICE RIGHTS. Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. SHAREHOLDER APPROVAL.

      16.1. Continuance of the Plan. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the rules of any stock exchange listing the Shares, NASDAQ and/or the NASD, if applicable.

      16.2. Registration of Equity Securities. In the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.